SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                               FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) or (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                      Alaska Pacific Bancshares, Inc.
          ----------------------------------------------------
         (Exact name of registrant as specified in its charter)


             Alaska                               92-0167101
   -----------------------                   --------------------
  (State of incorporation)                    (I.R.S. Employer
                                             Identification Number)

2094 Jordan Avenue, Juneau, Alaska                  99801
----------------------------------------          ----------
(Address of principal executive offices)          (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box [ ].

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [x].

Securities Act registration statement file number to which this form relates:
333-74827

       Securities to be registered pursuant to Section 12(b) of the Act:

                              Not applicable
                             ----------------
                             (Title of Class)

                              Not applicable
                             ----------------
       (Name of Exchange on Which Class is to be Registered)

      Securities to be registered pursuant to Section 12(g) of the Act:

                   Common stock, $.01 par value per share
                   --------------------------------------
                             (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         The following information is provided pursuant to Item 202 of Regulation S-B.

         (a)  Capital Stock.

              (1) The title of the class of securities to be registered is common stock, $.01 par value per share.

         For the information required by this Item with respect to the characteristics of the Common Stock to be registered, reference is hereby made to the material under the captions "HOW ALASKA PACIFIC INTENDS TO USE THE CONVERSION OFFERING PROCEEDS," "ALASKA PACIFIC BANCSHARES' DIVIDEND POLICY," "MARKET FOR ALASKA PACIFIC BANCSHARES' COMMON STOCK," "REGULATION -- Federal Regulation of Savings Associations -- Limitations on Capital Distributions," "ALASKA FEDERAL'S CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of Alaska Federal -- Voting Rights," "-- Tax Effects," "RESTRICTIONS ON ACQUISITION OF ALASKA PACIFIC BANCSHARES," and "DESCRIPTION OF CAPITAL STOCK OF ALASKA PACIFIC BANCSHARES" contained in the Registration Statement on Form SB-2, filed on March 22, 1999 and subsequently amended (Registration No. 333-74827) ("Registration Statement"), and incorporated herein by reference.

              (2)  Provisions with respect to preferred stock:

              Not Applicable.

              (3)  Other material rights of common or preferred stockholders:

              Not Applicable.

              (4) For information required by this item, the material under the caption "RESTRICTIONS ON ACQUISITION OF ALASKA PACIFIC BANCSHARES" contained in the Registration Statement on Form SB-2, and amendments thereto, is incorporated herein by reference.

         (b)  Debt securities.
              ----------------

              Not Applicable.

         (c)  Other securities.
              -----------------

              Not Applicable.

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Item 2.  Exhibits.
------------------

         1. Specimen Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form SB-2 File No. 333- 74827)

         2. Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 File No. 333-74827)

         3. Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 File No. 333-74827)

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                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereof duly authorized.

                                    ALASKA PACIFIC BANCSHARES, INC.


                                        /s/Craig E. Dahl
                                    By: ---------------------------
                                        Craig E. Dahl
                                        President and Chief Executive Officer


Date: May 7, 1999

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